  EXHIBIT 99.5

Execution Copy

EPC Services Framework Agreement

THIS EPC SERVICES FRAMEWORK AGREEMENT (this “Agreement”), dated as of February 16, 2024, is entered into by and between ASP Isotopes Inc., a Delaware corporation (“ASPI”), and Quantum Leap Energy LLC, a Delaware limited liability company (“QLE”).  ASPI and QLE are sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, QLE and ASPI are parties to that certain license agreement, dated as of the date hereof (the “License”), pursuant to which, among other things, QLE has licensed has licensed from ASPI the rights to Uranium 235 and Lithium 6 in exchange for a perpetual royalty payment in the amount of 10% of QLE revenues;

WHEREAS, QLE desires to enter into an agreement with ASPI pursuant to which ASPI will provide services for the engineering, procurement and construction of one or more turnkey Uranium-235 and Lithium-6 enrichment facilities in locations to be identified by QLE and owned or leased by QLE (each, a “Facility”), and to commission, start-up and test each such Facility (each, a “Project”), in each case subject to the receipt of all applicable regulatory approvals, permits, licenses, authorizations, registrations, certificates, consents, orders, variances and similar rights; and

WHEREAS, ASPI, itself or through its vendors, suppliers, and subcontractors, desires to provide the foregoing engineering, procurement, construction, commissioning, start-up and testing services to QLE.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Preliminary Engineering Activities. ASPI shall continue work on the preliminary engineering design and planning phase for a Facility, including design (including P&IDs), specifications, engineering, procurement and construction, component fabrication, a scope of work and a project execution plan, all as required to construct and commission a Facility. ASPI shall submit to QLE for review ASPI’s scope of work and project execution plan, which shall address, summarize, and provide a preliminary schedule for construction and commissioning of a Facility. In consideration of the provision of the services by ASPI under Section 1 this Agreement (“Preliminary Services”), QLE shall pay fees to ASPI consisting of ASPI’s cost of providing such Preliminary Services (“Service Costs”) and a gross markup on the Service Costs equal to 15.0%. Service Costs will include the costs of providing the Preliminary Services, including, without limitation, out-of-pocket fees and expenses incurred by ASPI in connection with the rendering of such services, the costs of ASPI personnel and overhead expenses allocable to the rendering of such services, and direct operating costs, and will include all such costs incurred by ASPI prior to the date of this Agreement.

2. Permits. ASPI will assist QLE to obtain, or cause to be obtained, all applicable regulatory approvals, permits, licenses, authorizations, registrations, certificates, consents, orders, variances and similar rights (collectively, “Permits”) that are required to be obtained from any federal, state, local, foreign, national, supernational or supranational government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, including without limitation, the International Atomic Energy Agency (IAEA), the Nuclear Suppliers Group (NSG), the South African Nuclear Energy Corporation (NECSA) and the Council for the Non-Proliferation of Weapons of Mass Destruction (NPC), that may be or become necessary for QLE to conduct its business and operations as proposed to be conducted.

3. Exclusivity. The Parties agrees that ASPI is and will be the exclusive provider of engineering, procurement, construction, commissioning, start-up and testing services to QLE for each Facility.

4. Definitive Turnkey EPC Agreement(s).

(a) After completion of the preliminary engineering design and planning phase hereunder and the identification of a location for a Facility by QLE, and subject to receipt of all applicable Permits, upon ASPI’s receipt of a notice to proceed from QLE, ASPI and QLE will prepare and enter into a Turnkey Engineering, Procurement and Construction Agreement pursuant to which ASPI would itself or through its vendors, suppliers, and subcontractors provide certain engineering, procurement, construction, commissioning, start-up and testing services (the “Services”) on a turnkey basis (the “Turnkey EPC Contract”). The Parties intend to enter into a separate Turnkey EPC Contract for each Facility that would govern the Services for such Facility. The Parties shall negotiate in good faith and use their best efforts to bring about the execution and delivery of a Turnkey EPC Contract at the earliest practicable time after ASPI’s receipt of a notice to proceed from QLE.

(b) In consideration of the provision of Services by ASPI and the rights granted to QLE under the Turnkey EPC Contract, QLE shall pay fees to ASPI consisting of ASPI’s cost of providing the Services (“Service Costs”) and a gross markup on the Service Costs equal to 15.0%. Service Costs will include the costs of providing the Services, including, without limitation, out-of-pocket fees and expenses incurred by ASPI in connection with the rendering of such services, the costs of ASPI personnel and overhead expenses allocable to the rendering of such services, and direct operating costs.

(c) The rights of the Parties with respect to use and ownership of intellectual property will be pursuant to the License.

(d) The Turnkey EPC Contract would contain such covenants, conditions, indemnities, representations and warranties as are customary for this type of transaction and as the Parties would mutually agree.

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5. Other Binding Agreements. The Parties agree as follows:

(a) Confidentiality. All information, both written and oral, obtained by the Parties in connection with the Project is subject to that certain Confidentiality Agreement between the Parties.

(b) Ownership of Work Product. QLE and ASPI acknowledge that during the course of, and as a result of, the performance of the work related to the Facility by ASPI for QLE under this Agreement, ASPI will create for each Project and will deliver to QLE, certain written materials, plans, drawings, specifications, or other tangible results of performance of the work under this Agreement (hereinafter individually or collectively referred to as “Work Product”). ASPI shall own all rights, title and interest to the Work Product and any and all intellectual property rights in the Work Product (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs). ASPI shall retain ownership of all intellectual property rights previously owned by ASPI or developed by it outside this Agreement (hereinafter referred to as “ASPI’s Intellectual Property”), regardless of whether such ASPI’s Intellectual Property is embedded in the Work Product, and nothing in this Agreement shall result in a transfer of ownership of either ASPI’s Intellectual Property or the intellectual property rights previously owned or developed by ASPI’s subcontractors outside this Agreement (“Third Party Proprietary Work Product”).

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York, without giving effect to any choice or conflict of law provision or rule (whether of the state of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of New York.

(d) No Third-Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.

(e) No Assignment. Neither this Agreement, nor any rights or obligations hereunder may be assigned, delegated or conveyed by either Party without the prior written consent of the other Party.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

ASP Isotopes Inc.

By:	/s/ Robert Ainscow
Name:	Robert Ainscow
Title:	CFO

Quantum Leap Energy LLC

By:	/s/ Paul Mann
Name:	Paul Mann
Title:	Chairman and CEO

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